GMG

GOLDEN MATRIX GROUP



YOU CAN BET ON US

FY2023**

CORPORATE HIGHLIGHT

**TWELVE-MONTH PERIOD FROM NOVEMBER 1, 2022 TO OCTOBER 31, 2023

GOLDEN MATRIX GROUP

Forward-Looking **Statements**

Certain statements made in this Presentation contain forward-looking information within the meaning of applicable securities laws ("forward-looking statements"). These forward-looking statements represent the Company's current expectations or beliefs concerning future events and can generally be identified by words such as "estimate," "expects," "project," "believe," "anticipate," "intend," "plan," "foresee," "forecast," "likely," "will," "target" or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Golden Matrix Group, Inc.'s (the "Company's", "GMGI's" or "our") control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company and/or its subsidiaries to obtain additional gaming licenses; the ability of the Company to manage growth; disruptions caused by acquisitions; dilution caused by fund raising and/or acquisitions; the Company's ability to complete acquisitions and the available funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising, the conversion of outstanding preferred stock and/or acquisitions; the Company's ability to maintain the listing of its common stock on the Nasdaq Capital Market; the Company's expectations for future growth, revenues, and profitability; the Company's expectations regarding future plans and timing thereof; the Company's reliance on its management; the fact that the Company's chief executive officer has voting control over the Company; related party relationships; decreases in discretionary spending and therefore demand for our products, and increases in the cost of capital, related thereto, among other affects thereof, on the Company's operations and prospects; the Company's ability to protect proprietary information; the ability of the Company to compete in its market; the Company's lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of current and future regulation; the Company's ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company's programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the business, economic and political conditions in the markets in which the Company operates; the effect on the Company and its operations of the ongoing Ukraine/Russia conflict and conflicts in Israel, changing interest rates and inflation, and recessions; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products, including potential recessions and global economic slowdowns.

Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this Presentation are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved. Consequently, you should not consider any such list of risks, uncertainties and other factors as set forth above to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company, its financial results and securities is included from time to time in the "Cautionary Statement Regarding Forward-Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov, and further including the Company's Annual Report on Form 10-K for the year ended October 31, 2023. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this presentation or in any of its Securities and Exchange Commission (SEC) filings or public disclosures, except as required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements.

Non - GAAP **Financial Measures**

Adjusted EBITDA, which is disclosed below, is a "non-GAAP financial measure" presented as a supplemental measure of the Company's performance. Adjusted EBITDA is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Adjusted EBITDA represents net income before interest, taxes, depreciation and amortization, and also excludes stock-based compensation expense. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA is not recognized in accordance with GAAP, is unaudited, and has limitations as an analytical tool, and you should not consider it in isolation, or as substitutes for analysis of the Company's results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure. The Company's presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. For more information on these non-GAAP financial measures, please see the section titled "Golden Matrix Group, Inc. Reconciliation of Net Income (Loss) to Adjusted Earnings excluding Interest Expense, Interest Income, Amortization Expense and Stock-based Compensation Expense" included at the end of this Presentation.

Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this Presentation are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved. Consequently, you should not consider any such list of risks, uncertainties and other factors as set forth above to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company, its financial results and securities is included from time to time in the "Cautionary Statement Regarding Forward-Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov, and further including the Company's Annual Report on Form 10-K for the year ended October 31, 2023. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this presentation or in any of its Securities and Exchange Commission (SEC) filings or public disclosures, except as required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements.

MILESTONES **ACHIEVED**

Record achievements in both revenues and shareholders' equity for the financial year.

Record assets and cash on hand

Acquisition of the remaining 20% equity interest in RKings for $488,060 of stock effective on November 4, 2022.

Entered into a Binding Sale and Purchase Agreement to acquire 100% of the Meridian Companies

Significant progress made towards the closing of the Meridian Acquisition.

Establishment of new revenue stream from operating online casino in Mexico

OPERATIONAL **HIGHLIGHTS**

Continued Momentum across All Businesses Return Driving Significant Growth

GMGI's proprietary Gaming Systems support and provide gaming content to over 8.2 Million registered players

GMGI provides state-of-the-art technology and content to over 785 unique casino operations

GMGI provides an extensive portfolio of 10,000+ some of the world's leading casino games, live dealers, table games and sportsbook products

GMGI via its RKings subsidiary, has a social media following of over 653,000

RKings has 47,000 active monthly users in FY 2023 compared to 45,000 in FY 2022 as of the year end for both financial years.

RKings completed 1,579 competitions, sold over 10 million tickets and awarded $17 million dollars in prizes in FY 2023.

Mexplay has over 61,000 registered players on its platform as of October 31, 2023, with 28,000 customers registed in Q4.

Mexplay deposits in FY 2023 of $1.2M with $706,000 deposits in Q4.

GMG
GOLDEN MATRIX GROUP

FINANCIAL HIGHLIGHTS

REVENUES

+23% Last Year

+23% Same Quarter Last Year

Period	Revenues
FY 2023	$44,174,052
FY 2022	$36,034,856
Q4 2023	$11,780,988
Q4 2022	$9,573,467

SHAREHOLDERS' EQUITY OF GMGI

+16% October 31, 2022

Date	Shareholders' Equity
October 31, 2023	$31,103,394
October 31, 2022	$26,797,415

Shareholders' Equity of GMGI of **$31,103,394** which is an increase of **16%** compared to the previous fiscal year end at October 31, 2022 of **$26,797,415.**

GMG
GOLDEN MATRIX GROUP

FINANCIAL HIGHLIGHTS

ASSETS

October 31, 2023	$35,582,817
October 31, 2022	$32,571,413

+9% Oct 31, 2022

Assets of **$35,582,817** which is an increase of **9%** compared to the previous fiscal year end at October 31, 2022 of **$32,571,413.**

ADJUSTED EBITDA^^

-32% Last Year

+34% Same Quarter Last Year

FY 2023	$2,397,276
FY 2022	$3,526,543
Q4 2023	$893,981
Q4 2022	$664,691

CASH ON HAND

October 31, 2023	$17,100,280
October 31, 2022	$14,949,673

+14% October 31, 2022

Cash on hand of **$17,100,280** which is an increase of 14% compared to the previous fiscal year end at October 31, 2022 of **$14,949,673.**

^^Adjusted EBITDA is a non-GAAP financial measure. See also "Non-GAAP Financial Measures", at the beginning of this presentation, and "Reconciliation of Net Income (loss) to Adjusted Earnings excluding Interest Expense, Interest Income, Tax, Depreciation Expense, Amortization Expense and Stock-based Compensation Expense" included at the end of this presentation.



GOLDEN MATRIX GROUP

BRIAN GOODMAN

Chief Executive Officer

CEO MESSAGE

"

I am extremely proud that our incredible team at Golden Matrix Group continues to deliver exceptional results with double-digit revenue growth for our businesses and increased shareholders' equity for the financial year.

This solid momentum has delivered four consecutive years of revenue growth and shareholders' equity increases.

The significant milestones achieved, include revenues of $44 million for the last financial year, and shareholders' equity of more than $31 million dollars as of fiscal year end, and as a result the Company continues to strengthen it's robust balance sheet.

Our team has capitalised on many opportunities for growth, delivered on operational performance and maintained an extensive pipeline of innovative products and solutions.

GMGI's success in the past financial year was driven by our diversified portfolio, spanning both business-to-business (B2B) and business-to-consumer (B2C), in some of the fast-growing online gaming markets around the world, as well as the popularity of our innovative gaming systems and our extensive portfolio of some of the world's leading online gaming content.

Additionally, we further strengthened our Mexplay B2C online casino operation in Mexico.

We believe that the results delivered over the last financial year demonstrate the ongoing resilience, competitiveness and diversification of our portfolio, IP and the sound fundamentals in the markets in which we operate.

We have introduced more diverse tournaments within the RKings business and have also increased the variety and value of our prizes. This has led to remarkable results. A single tournament in October sold 217,000 tickets and generated $533,000 in revenue. During the last financial year, RKings sold more than 10 million tickets to our tournaments and awarded $17 million in prizes.

The strength of the overall business is evident in our fourth quarter and overall year end results.

We have made significant progress towards closing the pending Meridian Bet acquisition and look forward to working to boost top-line growth and profitability for the Combined Company once these two world class businesses have been combined. Management has been working on a strategic roadmap to achieve ambitious financial targets in fiscal 2024; and I remain highly confident that these efforts will underpin sustained growth and shareholder value creation over the medium and long term.

I would like to thank everyone across the enlarged business for their continued hard work during the past year. As always, I am inspired by your performance and dedication and look forward to working with you as we enter 2024.

"



SAFE HARBOUR STATEMENT CAN BE FOUND AT:

https://goldenmatrix.com/investors-overview/safe-harbour-statement/

GOLDEN MATRIX GROUP, INC.

Reconciliation of Net Income (Loss) to Adjusted Earnings excluding Interest Expense, Interest Income, Tax, Depreciation Expense, Amortization Expense and Stock-based Compensation Expense.

	Twelve Months Period Ended		Three Months Period Ended	
	October 31, 2023	October 31, 2022	October 31, 2023	October 31, 2022
Net Income (Loss)	**$ (1,172,750)**	**$44,028**	**770,152**	**(1,750,741)**
+ Interest Expense	**12,400**	**-**	**3,038**	**-**
− Interest Income	**(57,004)**	**(9,190)**	**(13,047)**	**(7,414)**
+ Taxes	**683,306**	**419,049**	**384,235**	**92,914**
+ Depreciation	**41,380**	**22,847**	**10,392**	**9,006**
+ Amortization	**439,933**	**384,588**	**111,264**	**98,773,**
+ Stock-based Compensation	**2,450,011**	**2,665,221**	**(372,053)**	**2,222,153**
ADJUSTED EBITDA	**$2,397,276**	**$3,526,543**	**893,981**	**664,691**

See also "Non-GAAP Financial Measures", above.

